UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): September 21, 2012

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35208	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place

Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

(704) 815-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Introductory Note

On September 22, 2011, at a special meeting of stockholders of MedCath Corporation, a Delaware corporation (the “Company”), the stockholders approved (i) a proposal to approve (a) the sale of all or substantially all of the remaining assets of the Company prior to filing a certificate of dissolution and (b) the Company’s complete liquidation (as the term “complete liquidation” is described in Section 356(a) of the Internal Revenue Code of 1986, as amended) and (ii) a proposal to approve the dissolution of the Company and a plan of dissolution pursuant to which the Company would be dissolved (the “Plan of Dissolution”). The Plan of Dissolution provides for the completion of the voluntary liquidation, winding up and dissolution of the Company. For additional information about the Company’s Plan of Dissolution and the dissolution process, see the proxy statement the Company filed with the Securities and Exchange Commission (the “Commission”) August 17, 2011 that the Board of Directors used to solicit proxies for use at the special meeting of stockholders (the “Proxy”).

Since the date of the special meeting, the Company has sold its remaining heart hospitals and other material operating assets, made two liquidating distributions to its stockholders, and established a reserve of $48.0 million ($2.36 per share) (the “Holdback”) to pay the Company’s known and unknown contingent liabilities, including any additional liabilities that may arise or be identified during the wind-down period.

The Plan of Dissolution as approved by the Company’s stockholders provided the Company would file a certificate of dissolution with the Secretary of State of the State of Delaware (the “Filing”) in accordance with Section 275 of the Delaware General Corporation Law (the “DGCL”) no later than September 22, 2012, unless such outside date was extended by the Board of Directors with the approval of the Company’s stockholders. On August 28, 2012, the Board of Directors approved the Filing on September 21, 2012. As contemplated by the Company’s prior disclosures in the Proxy, the Company provided 20 days advance notice of the date of the Filing in the Company’s current report on Form 8-K filed with the Commission on August 28, 2012. On September 21, 2012, the Company made the Filing in accordance with Section 275 of the DGCL and the Plan of Dissolution.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the effectiveness of the Filing at 5:00 p.m. Eastern Daylight Time on September 21, 2012, the Company closed its stock transfer books and discontinued recording transfers of its common stock, par value $0.01 per share (the “Common Stock”). The Company will not record any further transfers of shares of its Common Stock on its books except by will, intestate succession or operation of law. Therefore, shares of the Company’s Common Stock will no longer be voluntarily transferable on the Company’s stock transfer books for transfers made after the effectiveness of the Filing. From and after the effectiveness of the Filing, the Company’s stockholders shall have only such rights and obligations as are provided for under the DGCL for stockholders of a dissolved corporation.

Any liquidating distribution made after the Filing (a “Post-Filing Liquidating Distribution”) will be made to the Company’s stockholders of record as of the effectiveness of the Filing on a pro rata basis. The actual amount and timing of any Post-Filing Liquidating Distribution will be dependent, however, upon numerous future events involving uncertainty, including, but not limited to, the amount of potential tax benefits, if any, that may be realized by the Company, the amount that may be realized by the Company upon the sale of its remaining immaterial assets, the resolution of all contingencies and the actual costs the Company incurs in connection with carrying out the Plan of Dissolution, including administrative costs during the wind-down period.

For additional information about some of these future events involving uncertainties, see the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2012 to report the approval by the Company’s Board of Directors of a liquidating distribution of $6.33 per share per share paid September 21, 2012 to stockholders of record as of September 10, 2012 and other information of importance to the Company’s stockholders about the Holdback, the Filing and the Plan of Dissolution, which information is hereby incorporated herein by reference. See also the Current Report on Form 8-K the Company filed on September 19, 2012 to disclose that the former physician-controlled partners in the limited partnership that previously owned a hospital located in San Antonio, Texas (the “Plaintiffs”) have filed a lawsuit in the District Court of Bexar County, Texas against San Antonio Hospital Management, Inc., San Antonio Holdings, Inc. and MedCath Incorporated (the “San Antonio Defendants”), each of which is a direct or indirect subsidiary of the Company, alleging that the San Antonio Defendants breached certain contractual obligations, fiduciary and other duties which they purportedly owed to the Plaintiffs in connection with the sale of the hospital interests of the Plaintiffs to the San Antonio Defendants and the defense of allegations by the U.S. Department of Justice regarding its pending national investigation of implantable cardioverter defibrillators.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company’s Common Stock is listed on the NASDAQ Global Select Market operated by The NASDAQ Stock Market LLC (“NASDAQ”) and traded under the ticker symbol “MDTH.” The Company notified NASDAQ on September 21, 2012 that the Company had made the Filing. NASDAQ advised the Company that it will suspend trading in the Common Stock effective prior to market open on Monday, September 24, 2012 and will file with the Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 (the “NASDAQ Delisting Notice”) to delist the Common Stock.

Item 8.01	Other Events.

On September 21, 2012, the Company issued a press release announcing the Company had made the Filing and closed its stock transfer books, a copy of which is included as exhibit 99.1 hereto and incorporated herein by reference.

The Company believes it is eligible to, and upon the effectiveness of the NASDAQ Delisting Notice, the Company intends to file with the Commission a certification on Form 15 to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act. The Company will also seek to terminate its obligation under Section 15(d) of the Exchange Act to continue filing reports required by Section 13(a) of the Exchange Act. If the Company terminates its obligation under all applicable provisions of the Exchange Act to continue filing periodic and current reports required by Section 13(a) of the Exchange Act with the Commission, the Company intends to post periodically on the Company’s website a statement of net assets and a statement of changes in net assets and to post from time to time information about any material developments with respect to any significant transactions for disposing of the Company’s remaining assets, any significant developments in claims, litigation, investigations and any other future events occurring that could materially impact the timing or amount of any Post-Filing Liquidating Distribution to the Company’s stockholders of record as of the effectiveness of the Filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated September 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: September 21, 2012	By:	/s/ Lora Ramsey
Lora Ramsey
Chief Financial Officer